Messrs. Johnson, Sligh, Owen, Livingston and Wiseman each entered into a Split Dollar Agreement with Newberry Federal Savings Bank on November 1, 2002. A form of the Retirement Agreement is filed herewith.

                          NEWBERRY FEDERAL SAVINGS BANK
                             SPLIT DOLLAR AGREEMENT
                                    Director

     THIS AGREEMENT is made and entered into this 1st day of November, 2002, by and between NEWBERRY FEDERAL SAVINGS BANK, a federally-chartered savings bank located in Newberry, South Carolina (the "Bank"), and _______________(the "Director"). This Agreement shall append the Split Dollar Endorsement entered into on November 1, 2002, or as subsequently amended, by and between the aforementioned parties.

                                  INTRODUCTION

     To encourage the Director to remain a member of the board of directors of the Bank, the Bank is willing to divide the death proceeds of a life insurance policy on the Director's life. The Bank will pay life insurance premiums from its general assets.

                                    Article 1
                               General Definitions

The following terms shall have the meanings specified:

     1.1 "Change of Control" means with respect to the Bank or Dutchfork Bancshares, Inc. (the "Company"), an event of a nature that: (i) results in a Change in Control of the Bank or the Company within the meaning of the Home Owners' Loan Act of 1933, as amended and the Rules and Regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency), as in effect on the date hereof; or (ii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Bank or the Company representing 25% or more of the Bank's or the Company's outstanding voting securities or right to acquire such securities except for any voting securities of the Bank purchased by the Company and any voting securities purchased by any employee benefit plan of the Company or its Subsidiaries, or (B) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by a Nominating Committee solely composed of members which are Incumbent Board members, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board, or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction is consummated in which the Bank or Company is not the resulting entity.

     1.2 "Disability" means any mental or physical condition with respect to which the Director qualifies for and receives benefits for under a long-term disability plan of the Company or the Bank, or in the absence of such a long-term disability plan or coverage under such a plan, "Disability" shall mean a physical or mental condition which, in the sole discretion of the Board of Directors, is reasonably expected to be of indefinite duration and to substantially prevent the Director from fulfilling his or her duties or responsibilities to the Company or the Bank.

     1.3 "Insurer" means the insurance  company or companies  listed on Appendix
A.

     1.4 "Policy"  means the insurance  policy or policies set forth on Appendix
A.

     1.5 "Insured" means the Director.

     1.6 "Normal Retirement Age" means the earliest of the October 31st following the Director's 70th birthday, the date of Termination of Service on account of Disability or the date of Termination of Service following a Change of Control (regardless of the Director's age at termination).

     1.7 "Termination of Service" means the Director's ceasing to be a member of the board of directors of the Bank for any reason whatsoever.


                                    Article 2
                           Policy Ownership/Interests

     2.1 Bank Ownership. The Bank is the sole owner of the Policy and shall have the right to exercise all incidents of ownership. The Bank shall be the direct beneficiary of an amount of death proceeds equal to the greater of a) the cash surrender value of the policy, b) the aggregate premiums paid on the Policy by the Bank less any outstanding indebtedness to the Insurer or c) the total death proceeds less the split dollar amount. The split dollar amount shall be the lesser of $100,000 or 100% of the difference between the total policy death proceeds and the policy cash surrender value at the date of the Director's death.

     2.2 Director's Interest. The Director shall have the right to designate the beneficiary of any remaining death proceeds of the Policy. The Director shall also have the right to elect and change settlement options that may be permitted. Provided, however, the Director, the Director's transferee or the Director's beneficiary shall have no rights or interests in the Policy with respect to that portion of the death proceeds designated in this section 2.2 upon the Director's Termination of Service prior to Normal Retirement Age.

     2.3 Option to Purchase. The Bank shall not sell, surrender or transfer ownership of the Policy while this Agreement is in effect without first giving the Director or the Director's transferee the option to purchase the Policy for a period of sixty (60) days from written notice of such intention. The purchase price shall be an amount equal to the cash surrender value of the Policy.

     2.4 Comparable Coverage. Upon the Director's attaining Normal Retirement Age while still in service as a member of the board of directors of the Bank, the Bank shall maintain the Policy in full force and effect and in no event shall the Bank amend, terminate or otherwise abrogate the Director's interest in the Policy, unless the Bank replaces the Policy with a comparable insurance policy to cover the benefit provided under this Agreement. The Policy or any comparable policy shall be subject to the claims of the Bank's creditors.

                                    Article 3
                                    Premiums

     3.1 Premium Payment. The Bank shall pay any premiums due on the Policy.

     3.2 Imputed Income. The Bank shall impute income to the Director in an amount equal to the current term rate for the Director's age multiplied by the aggregate death benefit payable to the Director's beneficiary. The "current term rate" is the minimum amount required to be imputed under Revenue Rulings 64-328 and 66-110, or any subsequent applicable authority.

                                    Article 4
                                   Assignment

     The Director may assign without consideration all interests in the Policy and in this Agreement to any person, entity or trust. In the event the Director transfers all of the Director's interest in the Policy, then all of the Director's interest in the Policy and in the Agreement shall be vested in the Director's transferee, who shall be substituted as a party hereunder and the Director shall have no further interest in the Policy or in this Agreement.

                                    Article 5
                                     Insurer

     The Insurer shall be bound only by the terms of the Policy. Any payments the Insurer makes or actions it takes in accordance with the Policy shall fully discharge it from all claims, suits and demands of all entities or persons. The Insurer shall not be bound by or be deemed to have notice of the provisions of this Agreement.

                                    Article 6
                          Claims and Review Procedures


6.1 For all claims other than disability claims:

     6.1.1 Claims Procedure. The Director or beneficiary ("claimant") who has not received benefits under the Plan that he or she believes should be paid shall make a claim for such benefits as follows:

     6.1.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Bank a written claim for the benefits.

     6.1.1.2 Timing of Bank Response. The Bank shall respond to such claimant within 90 days after receiving the claim. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

     6.1.1.3 Notice of Decision. If the Bank denies part or all of the claim, the Bank shall notify the claimant in writing of such denial. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

     (a)  The specific reasons for the denial,

     (b) A reference to the specific provisions of the Agreement on which the denial is based,

     (c) A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

     (d) An explanation of the Agreement's review procedures and the time limits applicable to such procedures, and

     (e) A statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

     6.1.2 Review Procedure. If the Bank denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Bank of the denial, as follows:

          6.1.2.1 Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Bank's notice of denial, must file with the Bank a written request for review.

          6.1.2.2 Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Bank shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

          6.1.2.3 Considerations on Review. In considering the review, the Bank shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

          6.1.2.4 Timing of Bank Response. The Bank shall respond in writing to such claimant within 60 days after receiving the request for review. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

          6.1.2.5 Notice of Decision. The Bank shall notify the claimant in writing of its decision on review. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

          (a)  The specific reasons for the denial,

          (b) A reference to the specific provisions of the Agreement on which the denial is based,

          (c) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits, and

          (d) A statement of the claimant's right to bring a civil action under ERISA Section 502(a).

     6.2 For disability claims:

          6.2.1Claims Procedures. The Director or beneficiary ("claimant") who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

          6.2.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Bank a written claim for the benefits.

          6.2.1.2 Timing of Bank Response. The Bank shall notify the claimant in writing of any adverse determination as set out in this Section.

          6.2.1.3 Notice of Decision. If the Bank denies part or all of the claim, the Bank shall notify the claimant in writing of such denial. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

          (a)  The specific reasons for the denial,

          (b) A reference to the specific provisions of the Agreement on which the denial is based,

          (c) A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

          (d) An explanation of the Agreement's review procedures and the time limits applicable to such procedures,

          (e) A statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review,

          (f) Any internal rule, guideline, protocol, or other similar criterion relied upon in making the adverse determination, or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that the claimant can request and receive free of charge a copy of such rule, guideline, protocol or other criterion from the Bank, and

          (g) If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Agreement to the claimant's medical circumstances, or a statement that such explanation will be provided free of charge upon request.

          6.2.1.4 Timing of Notice of Denial/Extensions. The Bank shall notify the claimant of denial of benefits in writing not later than 45 days after receipt of the claim by the Agreement. The Bank may elect to extend notification by two 30-day periods subject to the following requirements:

          (a) For the first 30-day extension, the Bank shall notify the claimant (1) of the necessity of the extension and the factors beyond the Agreement's control requiring an extension; (2) prior to the end of the initial 45-day period; and (3) of the date by which the Agreement expects to render a decision.

          (b) If the Bank determines that a second 30-day extension is necessary based on factors beyond the Agreement's control, the Bank shall follow the same procedure in (a) above, with the exception that the notification must be provided to the claimant before the end of the first 30-day extension period.

          (c) For any extension provided under this section, the Notice of Extension shall specifically explain the standards upon which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues. The claimant shall be afforded 45 days within which to provide the specified information.

          6.2.2 Review Procedures - Denial of Benefits. If the Bank denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Bank of the denial, as follows:

          6.2.2.1 Initiation of Appeal. Within 180 days following notice of denial of benefits, the claimant shall initiate an appeal by submitting a written notice of appeal to the Bank.

          6.2.2.2 Submissions on Appeal - Information Access. The claimant shall be allowed to provide written comments, documents, records, and other information relating to the claim for benefits. The Bank shall provide to the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

          6.2.2.3 Additional Bank Responsibilities on Appeal. On appeal, the Bank shall:

          (a) Take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination;

          (b) Provide for a review that does not afford deference to the initial adverse benefit determination and that is conducted by an appropriate named fiduciary of the Agreement who is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual;

          (c) In deciding an appeal of any adverse benefit determination that is based in whole or in part on a medical judgment, including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate, consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment;

          (d) Identify medical or vocational experts who advise was obtained on behalf of the Agreement in connection with a claimant's adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and

          (e) Ensure that the health care professional engaged for purposes of a consultation under subjection (c) above shall be an individual who was neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual.

          6.2.2.4 Timing of Notification of Benefit Denial - Appeal Denial. The Bank shall notify the claimant not later than 45 days after receipt of the claimant's request for review by the Agreement, unless the Bank determines that special circumstances require an extension of time for processing the claim. If the Bank determines that an extension is required, written notice of such shall be furnished to the claimant prior to the termination of the initial 45-day period, and such extension shall not exceed 45 days. The Bank shall indicate the special circumstances requiring an extension of time and the date by which the Agreement expects to render the determination on review.

          6.2.2.5 Content of Notification of Benefit Denial. The Bank shall provide the claimant with a notice calculated to be understood by the claimant, which shall contain:

          (a)  The specific reason or reasons for the adverse determination;

          (b) Reference to the specific Agreement provisions on which the benefit determination is based;

          (c) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of all documents, records, and other relevant information (as defined in applicable ERISA regulations);

          (d) A statement of the claimant's rights to bring an action under ERISA Section 502(a);

          (e) Any internal rule, guideline, protocol, or other similar criterion relied upon in making the adverse determination, or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that the claimant can request and receive free of charge a copy of such rule, guideline, protocol or other criterion from the Bank;

          (f) If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Agreement to the claimant's medical circumstances, or a statement that such explanation will be provided free of charge upon request; and

          (g) The following statement: "You and your Agreement may have other voluntary alternative dispute resolution options such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your state insurance regulatory agency."

                                    Article 7
                           Amendments and Termination

     This Agreement may be amended or terminated only by a written agreement signed by the Bank and the Director. However, unless otherwise agreed to by the Bank and the Director, this Agreement will automatically terminate upon the Director's Termination of Service prior to Normal Retirement Age.

                                    Article 8
                                  Miscellaneous

     8.1 Binding Effect. This Agreement shall bind the Director and the Bank, their beneficiaries, survivors, executors, administrators and transferees, and any Policy beneficiary.

     8.2 No Guarantee of Service. This Agreement is not an employment policy or contract. It does not give the Director the right to remain a director or member of the board of directors of the Bank, nor does it interfere with the shareholders' right to discharge the Director. It also does not require the Director to remain a director nor interfere with the Director's right to terminate service as a director at any time.

     8.3 Applicable Law. The Agreement and all rights hereunder shall be governed by and construed according to the laws of the State of South Carolina, except to the extent preempted by the laws of the United States of America.

     8.4 Reorganization. The Bank shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Bank under this Agreement.

     8.5 Notice. Any notice, consent or demand required or permitted to be given under the provisions of this Split Dollar Agreement by one party to another shall be in writing, shall be signed by the party giving or making the same, and may be given either by delivering the same to such other party personally, or by mailing the same, by United States certified mail, postage prepaid, to such party, addressed to his or her last known address as shown on the records of the Bank. The date of such mailing shall be deemed the date of such mailed notice, consent or demand.

     8.6 Entire Agreement. This Agreement constitutes the entire agreement between the Bank and the Director as to the subject matter hereof. No rights are granted to the Director by virtue of this Agreement other than those specifically set forth herein.

     8.7 Administration. The Bank shall have powers which are necessary to administer this Agreement, including but not limited to:

          (a)  Interpreting the provisions of the Agreement;

          (b) Establishing and revising the method of accounting for the Agreement;

          (c)  Maintaining a record of benefit payments; and

          (d)  Establishing   rules  and  prescribing  any  forms  necessary  or
               desirable to administer the Agreement.

     8.8 Named Fiduciary. The Bank shall be the named fiduciary and plan administrator under the Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                          NEWBERRY FEDERAL SAVINGS BANK


__________________________________             By_______________________________
                                               Title ___________________________

                         SPLIT DOLLAR POLICY ENDORSEMENT
              NEWBERRY FEDERAL SAVINGS BANK SPLIT DOLLAR AGREEMENT

Policy No. Set Forth on Appendix A                        Insured: _____________

Supplementing and amending the application for insurance to the insurance company or companies set forth on Appendix A (the "Insurer"), the applicant requests and directs that:

                                  BENEFICIARIES
                                  -------------

     1. NEWBERRY FEDERAL SAVINGS BANK, a federally-chartered savings bank located in Newberry, South Carolina (the "Bank"), shall be the direct beneficiary of an amount of death proceeds equal to the greater of a) the cash surrender value of the policy, b) the aggregate premiums paid on the Policy by the Bank less any outstanding indebtedness to the Insurer or c) the total death proceeds less the split dollar amount. The split dollar amount shall be the lesser of $100,000 or 100% of the difference between the total policy death proceeds and the policy cash surrender value at the date of the Director's death.

     2. The beneficiary of any remaining death proceeds shall be designated by the Insured or the Insured's transferee, subject to the provisions of paragraph
(5) below.

                                    OWNERSHIP
                                    ---------

     3. The Owner of the policy shall be the Bank. The Owner shall have all ownership rights in the Policy except as may be specifically granted to the Insured or the Insured's transferee in paragraph (4) of this endorsement.

     4. The Insured or the Insured's transferee shall have the right to assign his or her rights and interests in the Policy with respect to that portion of the death proceeds designated in paragraph (2) of this endorsement, and to exercise all settlement options with respect to such death proceeds.

     5. Notwithstanding the provisions of paragraph (4) above, the Insured or the Insured's transferee shall have no rights or interests in the Policy with respect to that portion of the death proceeds designated in paragraph (2) of this endorsement if the Insured ceases to serve as a member of the board of directors of the Bank prior to the Normal Retirement Age for any reason whatsoever (other than by reason of a leave of absence which is approved by the Bank), unless otherwise agreed to by the Bank and the Insured. Normal Retirement Age means the earliest of October 31st following the Director's 70th birthday, the date of Termination of Service on account of Disability or the date of Termination of Service following a Change of Control (regardless of the Director's age at termination). Disability and Change of Control are defined in the Split Dollar Agreement.

               MODIFICATION OF ASSIGNMENT PROVISIONS OF THE POLICY
               ---------------------------------------------------

Upon the death of the Insured, the interest of any collateral assignee of the Owner of the Policy designated in (3) above shall be limited to the portion of the proceeds described in paragraph (1) above.

                                OWNERS AUTHORITY
                                ----------------

The Insurer is hereby authorized to recognize the Owner's claim to rights hereunder without investigating the reason for any action taken by the Owner, including its statement of the amount of premiums it has paid on the Policy. The signature of the Owner shall be sufficient for the exercise of any rights under this Endorsement and the receipt of the Owner for any sums received by it shall be a full discharge and release therefore to the Insurer.

Any transferee's rights shall be subject to this Endorsement.

The owner accepts and agrees to this Split Dollar Endorsement.

Signed  at   _____________________,   South   Carolina,   this  _______  day  of
______________, 2003.

NEWBERRY FEDERAL SAVINGS BANK

By_________________________________
Its_________________________________

The Insured accepts and agrees to the foregoing and, subject to the rights of the Owner as stated above, designates the following beneficiaries of the portion of the proceeds described in (2) above:

         Primary beneficiary ___________________________________________________

                  Relationship to Insured ______________________________________

         Secondary beneficiary__________________________________________________

                  Relationship to Insured ______________________________________

Signed at _______________, South Carolina, this ______ day of ___________, 2003.

THE INSURED:

___________________________________



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